                                                                   Exhibit 99.1

                                 (PROMUS LOGO)

October 26, 1999

FOR IMMEDIATE RELEASE               http://www.promus.com

Contact: Gregg Swearingen, Vice President, Investor Relations
         (901) 374-5468

              PROMUS REPORTS 3Q EPS OF $0.62 BEFORE UNUSUAL ITEMS

         Memphis, Tenn. - OCTOBER 26, 1999-- Promus Hotel Corporation (NYSE:
PRH), a leading hotel franchising and management company, reported net income of $63.1 million and diluted earnings per share of 80 cents for the third quarter of 1999. Net income for the third quarter of 1998 was $51.8 million or 60 cents per share. Excluding unusual items, 1999 third quarter net income was $48.9 million, compared to 1998 third quarter net income of $52.8 million. Diluted earnings per share before unusual items was 62 cents compared to 61 cents for the same period last year.

         During the third quarter of 1999, the company generated $26.7 million of pre-tax net gains on asset dispositions, and expensed $0.7 million for employee retention agreements related to the Promus/Doubletree merger and $3.2 million in charges related to the Hilton Hotels Corp./Promus business combination. Combined, these items positively affected the 1999 third quarter net income by $14.2 million or 18 cents per share. During the third quarter of 1998, the company realized an $8.5 million gain on the sale of securities and took a $10.1 million charge for severance costs related to the resignation of Promus' then Chairman/CEO and its President. These one time items reduced 1998's third quarter net income by $1.0 million, or one cent per share.

         For the nine months ended September 30, 1999, the company reported net income before unusual items of $133.8 million, compared with $138.8 million before unusual items for the same 1998 period. Diluted earnings per share before unusual items for the 1999 nine month period was $1.64 compared to $1.59 for the same period last year.

         "Results for the third quarter were in line with our expectations", said Norman P. Blake, Jr., Promus' Chairman, President and CEO. "Even though a total of 86 hotels within the Promus system experienced some level of disruption associated with hurricane Floyd, it was encouraging to note that the third quarter rate of growth in revenue per available room (RevPAR) increased over the second quarter level for all our core brands."

PRH 3Q Earnings Release - p.2


Unit Growth

         During the third quarter of 1999, the company added 46 hotels (5,324 rooms) to its system, consisting of: three Doubletree hotels, two Embassy Suites hotels, 33 Hampton Inn hotels, seven Hampton Inn & Suites hotels, and a managed university hotel at the University of Pennsylvania. Also during the quarter, Promus removed a 284 room Doubletree hotel from its system.

         During the first nine months of 1999, Promus added 120 hotels (14,068 rooms) and the Promus relationship was terminated with 14 hotels (2,546 rooms).


Brand Performance

         Hotels managed under the Doubletree brand generated a RevPAR increase of 1.0% over third quarter 1998. Embassy Suites' RevPAR increased 1.9% for the quarter. Hampton Inn achieved a 2.1% RevPAR increase over the same period last year. Hampton Inn & Suites' RevPAR increased 1.7% over the third quarter 1998. Homewood Suites' RevPAR gain was 3.2% in the third quarter.

         Year-to-date, Doubletree RevPAR increased 1.5% over the same 1998 period. Embassy Suites' RevPAR increased 1.7%, Hampton Inn's and Hampton Inn and Suites' RevPAR increased 1.6% and 2.6% respectively, while Homewood Suites' year-to-date RevPAR decreased 0.9% over the first three quarters of 1998.

         Average daily rate, occupancy and revenue per available room (RevPAR) discussed in this release and in the attachments are reported for only those comparable hotels in the system as of September 30 and managed and/or franchised (does not include franchised Doubletree Hotels) since June 30, 1998 for the quarter comparison and January 1, 1998 for the year-to-date comparison.


Other Notable Events

On September 7, 1999, Promus and Hilton Hotels Corporation jointly announced an agreement for Hilton's acquisition of Promus for a combination of cash and Hilton stock. Both companies have prepared a joint Proxy statement that provides further information regarding the transaction. Progress is being made with respect to planning the integration of the two companies. It is anticipated that, following shareholder approval, the transaction will be closed on November 30, 1999.

Due to the discussions between Promus and Hilton, and the subsequent agreement related to the business combination, Promus did not repurchase any of its shares during the third quarter. Furthermore, due to the pending transaction, Promus does not intend to repurchase any of its shares in the fourth quarter.

         During the quarter the company successfully completed the sale of 10 Hampton Inn hotels for $99.8 million and four Homewood Suites hotels for $ 35.5 million. Sales of an additional nine Homewood Suites hotels are scheduled to close in the fourth quarter.

PRH 3Q Earnings Release - p.3


         Promus Hotel Corporation (NYSE:PRH) is the franchisor/operator of the Doubletree Hotels, Doubletree Guest Suites, Embassy Suites, Hampton Inn, Homewood Suites, Hampton Inn & Suites, Doubletree Club, Red Lion Hotels, Embassy Vacation Resort and Hampton Vacation Resort brands. The company also manages non-Promus branded hotels and facilities in its University Hotel & Conference Center division. The company franchises, operates or owns hotels throughout the United States and in Canada, Mexico and Latin America. Promus is headquartered in Memphis, Tennessee and has approximately 40,000 employees.

         Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Such statements are based on management's beliefs, assumptions and expectations, which in turn are based on information currently available to management. Actual performance and results could differ from those expressed in, or contemplated by, the forward-looking statements due to a number of risks, uncertainties and other factors, many of which are beyond Promus' ability to predict or control, including changes in the general economy, customer demand, interest rates and competition. For further information on factors which could impact Promus and the statements contained herein, we refer you to the filings made by Promus with the Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.

PRH 3Q Earnings Release - p.4

                            PROMUS HOTEL CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                         QUARTERS ENDED SEPTEMBER 30,
                                                         ----------------------------
                                                          1999 (1)          1998 (2)
                                                         ---------         ----------
REVENUES:
       Franchise and management fees                     $  56,296         $  59,341
       Owned hotel revenues                                110,671           107,355
       Leased hotel revenues                               102,086           110,823
       Purchasing and service fees                           6,781             7,091
       Joint venture income & other revenues                 9,316            11,617
                                                         ---------         ---------
               Total revenues                              285,150           296,227
                                                         ---------         ---------
OPERATING COSTS AND EXPENSES:
       General and administrative                           17,753            26,060
       Owned hotel expenses                                 68,926            64,752
       Leased hotel expenses                                87,724            95,555
       Depreciation and amortization                        18,587            20,086
       Business combination expenses                         3,194                --
                                                         ---------         ---------
               Total operating costs and expenses          196,184           206,453
                                                         ---------         ---------

       Net gain on asset dispositions                       26,719             8,541
                                                         ---------         ---------

OPERATING INCOME:                                          115,685            98,315

       Interest and dividend income                          4,432             4,675
       Interest expense                                    (17,873)          (16,290)
                                                         ---------         ---------

Income before income taxes and minority interest           102,244            86,700
       Minority interest share of net income                (1,150)           (1,313)
                                                         ---------         ---------
Income before income taxes                                 101,094            85,387
       Income tax expense                                  (38,011)          (33,557)
                                                         ---------         ---------

NET INCOME:                                              $  63,083         $  51,830
                                                         =========         =========

Basic earnings per share                                 $    0.80         $    0.60
                                                         =========         =========
Diluted earnings per share                               $    0.80         $    0.60
                                                         =========         =========

Basic weighted average shares outstanding                   78,673            86,552
                                                         =========         =========
Diluted weighted average shares outstanding                 78,906            86,999
                                                         =========         =========

(1) During the quarter ended September 30, 1999, Promus realized on a pre-tax basis, (a) a $0.7 million charge for retention and employment-related expenses associated with the management change following the Promus/Doubletree merger, (b) $3.2 million of business combination expenses related to the Hilton acquisition, (c) net gains of $44.0 million on asset dispositions and (d) a $17.3 million reserve for the disposition of two hotels held for sale. Excluding the net effect of these items, third quarter 1999 net income and diluted earnings per share would have been $48.9 million and $0.62, respectively.

(2) During the third quarter of 1998, Promus experienced the following unusual items: (a) an $8.5 million gain on the sale of securities and (b) a $10.1 million charge for accrued severance and employment related expenses associated with the resignations of the CEO and the President. Excluding the net effect of these items, third quarter 1998 net income and diluted earnings per share would have been $52.8 million and $0.61, respectively.

PRH 3Q Earnings Release - p.5

                            PROMUS HOTEL CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                        -------------------------------
                                                          1999 (1)           1998 (2)
                                                        -----------       -------------
REVENUES:
       Franchise and management fees                    $ 165,656         $   167,773
       Owned hotel revenues                               322,788             300,946
       Leased hotel revenues                              293,341             318,489
       Purchasing and service fees                         16,786              18,379
       Joint venture income & other revenues               33,831              35,910
                                                        ---------         -----------
              Total revenues                              832,402             841,497
                                                        ---------         -----------
OPERATING COSTS AND EXPENSES:
       General and administrative                          62,741              64,654
       Owned hotel expenses                               204,163             184,489
       Leased hotel expense                               259,075             279,624
       Depreciation and amortization                       61,317              58,623
       Business combination expenses                        3,194                  --
                                                        ---------         -----------
              Total operating costs and expenses          590,490             587,390
                                                        ---------         -----------

       Net gain on asset dispositions                      26,011              10,826
                                                        ---------         -----------

OPERATING INCOME:                                         267,923             264,933

       Interest and dividend income                        14,206              15,300
       Interest expense                                   (50,704)            (46,518)
                                                        ---------         -----------

Income before income taxes and minority interest          231,425             233,715
       Minority interest share of net income               (2,566)             (3,016)
                                                        ---------         -----------
Income before income taxes                                228,859             230,699
       Income tax expense                                 (86,051)            (90,665)
                                                        ---------         -----------

NET INCOME:                                             $ 142,808         $   140,034
                                                        =========         ===========

Basic earnings per share                                $    1.76         $      1.62
                                                        =========         ===========
Diluted earnings per share                              $    1.75         $      1.60
                                                        =========         ===========

Basic weighted average shares outstanding                  81,156              86,631
                                                        =========         ===========
Diluted weighted average shares outstanding                81,428              87,352
                                                        =========         ===========

(1) During the nine months ended September 30, 1999, Promus experienced certain unusual items, including the following pre-tax items: (a) a $1.3 million gain on the sale of a joint venture hotel, (b) $9.7 million in charges relating to employee retention agreements, (c) net gains of $43.3 million on asset dispositions, (d) $3.2 million in charges relating to the Hilton/Promus merger, and (e) a $17.3 million reserve for the disposition of two hotels held for sale. Excluding the effect of these unusual items, net income for the first nine months of 1999 and diluted earnings per share would have been $133.8 million and $1.64, respectively.

(2) During the nine months ended September 30, 1998, Promus experienced certain unusual items, including the following pre-tax items: (a) a $1.3 million gain on the sale of excess joint venture land, (b) gains of $10.2 million on the sale of securities, (c) a $10.1 million charge for accrued severance and employment related expenses associated with the resignations of the CEO and President, and (d) other miscellaneous gains of $0.6 million. Excluding the effect of these unusual items, net income for the first nine months of 1998 and diluted earnings per share would have been $138.8 million and $1.59, respectively.

PRH 3Q Earnings Release - p.6

PERFORMANCE STATISTICS


                                                 THIRD QUARTER                             YEAR-TO-DATE
                                       ----------------------------------------------------------------------------
                                                             Change vs.                               Change vs.
                                       Quarter Ended      Quarter Ended         Nine Mos. Ended     Nine Mos. Ended
                                       Sept. 30, 1999     Sept. 30, 1998         Sept. 30, 1999     Sept. 30, 1998
                                       ----------------------------------------------------------------------------
Doubletree Hotels, Suites & Clubs
       Occupancy                            73.7%           (0.5) pts.                 71.5%            (0.2) pts.
       ADR*                               $103.70                 1.7%               $105.99                  1.7%
       RevPAR**                            $76.39                 1.0%                $75.83                  1.5%
-------------------------------------------------------------------------------------------------------------------

Embassy Suites
       Occupancy                            75.8%             1.3 pts.                 75.3%              1.1 pts.
       ADR*                               $119.01                 0.2%               $122.06                  0.2%
       RevPAR**                            $90.17                 1.9%                $91.92                  1.7%
-------------------------------------------------------------------------------------------------------------------

Hampton Inn
       Occupancy                            73.4%           (1.5) pts.                 70.2%              1.6 pts.
       ADR*                                $72.39                 4.1%                $70.89                  3.9%
       RevPAR**                            $53.11                 2.1%                $49.77                  1.6%
-------------------------------------------------------------------------------------------------------------------

Hampton Inn & Suites
       Occupancy                            73.7%           (0.4) pts.                 71.5%              0.0 pts.
       ADR*                                $90.48                 2.1%                $85.27                  2.6%
       RevPAR**                            $66.67                 1.7%                $60.93                  2.6%
-------------------------------------------------------------------------------------------------------------------

Homewood Suites
       Occupancy                            77.7%             3.8 pts.                 75.8%            (0.6) pts.
       ADR*                                $93.22               (1.8)%                $95.89                (1.7)%
       RevPAR**                            $72.42                 3.2%                $72.70                (0.9)%
-------------------------------------------------------------------------------------------------------------------

Other Hotels
       Occupancy                            71.2%           (2.3) pts.                 68.7%            (1.9) pts.
       ADR*                               $103.31                 3.8%               $103.12                  4.2%
       RevPAR**                            $73.58                 0.5%                $70.87                  1.3%
-------------------------------------------------------------------------------------------------------------------

       *  Average daily rate
       ** Revenue per available room

       Revenue statistics are for comparable hotels, and include information only for those hotels in the system as of September 30, 1999 and managed or franchised by Promus or managed by Doubletree since April 1, 1998 for the quarterly comparison and since January 1, 1998 for the year-to-date comparison. Doubletree franchised hotels are not included in the statistical information.

       Includes results for 15 Red Lion hotels as well as the results for hotels managed/leased under other franchisors' brands or as independent hotels and conference centers.

PRH 3Q Earnings Release - p.7

SYSTEM SIZE


                                                         NUMBER OF HOTELS                     NUMBER OF ROOMS/SUITES
                                                   As of           Change Since           As of           Change Since
                                               -------------  -----------------------  ----------  ------------------------
                                                  9/30/99       6/30/99     12/31/98    9/30/99       6/30/99      12/31/98
                                               ----------------------------------------------------------------------------
Doubletree Hotels, Suites & Clubs
        Company Owned                                16           0            0          4,649            0          (97)
        Leased                                       14           0           (4)         3,877            0         (935)
        Joint Ventures                                4           0            0          1,100            0           98
        Management Contracts                         91           0            4         24,962         (123)         633
        Franchised                                   52           2            1         12,281          469          358
                                                    ---          --           --        -------         ----        -----
             Total Doubletree                       177           2            1         46,869          346           57

Embassy Suites
        Company Owned                                 6           0            0          1,299            0            0
        Joint Ventures                               19           0            0          5,098            0          154
        Management Contracts                         60           0            2         15,049           (1)         624
        Franchised                                   65           2            3         14,710          483          805
                                                    ---          --           --        -------         ----        -----
             Total Embassy Suites                   150           2            5         36,156          482        1,583

Hampton Inn
        Company Owned                                 0         (10)         (11)             0       (1,378)      (1,504)
        Leased                                       18           0            0          2,250            0            0
        Management Contracts                          7           0            0            929            0            0
        Franchised                                  878          43           88         90,203        4,562        8,805
                                                   ----         ---          ---        -------       ------       ------
             Total Hampton Inn                      903          33           77         93,382        3,184        7,301

Hampton Inn & Suites
        Company Owned                                 1           1            1            133          133          133
        Management Contracts                          3           0            0            408            0            0
        Franchised                                   59           6           14          6,792          657        1,609
                                                    ---          --          ---         ------         ----       ------
             Total Hampton Inn & Suites              63           7           15          7,333          790        1,742

Homewood Suites
        Company Owned                                18          (4)          (1)         2,127         (478)        (105)
        Management Contracts                          8           4            3            949          478          395
        Franchised                                   58           0            8          6,112           (2)       1,031
                                                    ---          --           --         ------          ---       ------
             Total Homewood Suites                   84           0           10          9,188           (2)       1,321

Other Hotels
        Company Owned                                10           0            0          1,622            2            2
        Leased                                       41           0            0          6,433            0            0
        Management Contracts                         15           1           (2)         2,583          238         (484)
                                                    ---          --          ---         ------         ----       ------
             Total Other Hotels                      66           1           (2)        10,638          240         (482)

Total Promus System
        Company Owned                                51         (13)         (11)         9,830       (1,721)      (1,571)
        Leased                                       73           0           (4)        12,560            0         (935)
        Joint Ventures                               23           0            0          6,198            0          252
        Management Contracts                        184           5            7         44,880          592        1,168
        Franchised                                1,112          53          114        130,098        6,169       12,608
                                                 ------         ---         ----       --------       ------       ------
             Total Promus System                  1,443          45          106        203,566        5,040       11,522

        For statistical purposes only, Promus classified unconsolidated joint ventures in which it holds less than a 20% interest as "Management Contracts" and consolidated joint ventures in which it owns more than a 50% interest as "Company Owned" hotels.

        Includes 15 Red Lion hotels as well as hotels managed/leased under other franchisors' brands or as independent hotels and conference centers.